UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2008

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the previously announced spin-offs, on July 25, 2008, (i) HSN, Inc. entered into a bank credit agreement with a syndicate of banks (with Bank of America, N.A. acting as Administrative Agent and Collateral Agent and Merrill Lynch Capital Corporation acting as Syndication Agent) for a $150 million 5-year Term Loan A and a $150 million 5-year revolver, (ii) Interval Acquisition Corp. entered into a bank credit agreement with a syndicate of banks (with Wachovia Bank National Association acting as Administrative Agent and Collateral Agent and Barclays Capital acting as Syndication Agent) for a $150 million 5-year Term Loan A and a $50 million 5-year revolver and (iii) Ticketmaster entered into a bank credit agreement with a syndicate of banks (with JPMorgan Chase Bank, N.A. acting as Administrative Agent and Collateral Agent and Merrill Lynch Capital Corporation acting as Syndication Agent) for a $100 million 5-year Term Loan A, a $350 million Term Loan B and a $200 million 5-year revolver.

A summary of the material terms of these bank credit agreements is set forth on Exhibit 99.1 to IAC’s Report on Form 8-K, dated July 16, 2008, which is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANICAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BLANACE SHEET ARRANGEMENT OF A REGISTRANT

       See Item 1.01 above, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Name:	Gregory R. Blatt
Title:	Executive Vice President and
General Counsel

Date:  July 31, 2008